UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 6, 2014

ARATANA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35952	38-3826477
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1901 Olathe Blvd., Kansas City, KS 66103	66103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, include area code:

(913) 951-2132

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 6, 2014, Aratana Therapeutics, Inc. (“Aratana”) acquired all of the outstanding shares of capital stock of Okapi Sciences NV (“Okapi”), pursuant to the terms of a Stock Purchase Agreement (the “Purchase Agreement”), dated January 6, 2014, by and among Aratana, Wildcat Acquisition BVBA, a wholly owned subsidiary of Aratana (“Buyer”), the holders of all of the outstanding capital stock of Okapi (collectively, the “Sellers”) and Thuja Capital Healthcare Fund BV, as the Sellers’ representative.

Under the terms of the Purchase Agreement, in consideration for all of the outstanding capital stock of Okapi, the Buyer (i) paid approximately €10.3 million in cash at the closing, subject to a post-closing working capital adjustment, (ii) issued a promissory note (which was guaranteed by Aratana) in the principal amount of €11.0 million, which bears interest at a rate of 7% per annum, payable quarterly in arrears, with a maturity date of December 31, 2014, subject to mandatory prepayment in the event of a specified future equity financing by Aratana and (iii) agreed to pay an additional €12 million on or prior to April 7, 2014, subject to mandatory prepayment in cash in the event of a specified future equity financing, provided that if not paid in cash by April 7, 2014, payment shall be made in the form of shares of Aratana common stock (the “Shares”) based on the average closing price of Aratana’s common stock during the 10-trading day period ending April 4, 2014, subject to a maximum of 1,060,740 shares and a minimum of 707,160 shares. Aratana agreed to file a registration statement with the Securities and Exchange Commission to register for resale any shares of common stock issued pursuant to the terms of the Purchase Agreement described in clause (iii) above.

Aratana, the Buyer and the Sellers agreed to customary representations, warranties and covenants in the Purchase Agreement. The Sellers agreed to indemnify Aratana for certain matters, including breaches of representations and warranties and covenants included in the Purchase Agreement, up to a maximum specified amount, subject to limited exceptions. Aratana agreed to indemnify the Sellers for specified matters, including breaches of representations, warranties and covenants included in the Purchase Agreement, up to a maximum specified amount, subject to certain limited exceptions.

The consent of Aratana’s senior lender, Square 1 Bank, under that certain loan and security agreement, dated as of March 4, 2013, was required in order for Aratana to enter into the Purchase Agreement and perform its obligations thereunder, including the incurrence of the promissory note described above. Square 1 Bank provided such consent subject to Aratana’s agreement to hold a minimum of $15,000,000 in its account at Square 1 Bank.

The foregoing description of the terms of the Purchase Agreement is qualified in its entirety by reference to the provisions of the Purchase Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On January 6, 2014, Aratana completed its acquisition of Okapi as described in Item 1.01, which description is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

In connection with the acquisition of Okapi described above, on January 6, 2014, Aratana guaranteed a promissory note issued by the Buyer in the principal amount of €11.0 million. The note bears interest at a rate of 7% per annum, payable quarterly in arrears, and has a maturity date of December 31, 2014, subject to mandatory prepayment in the event Aratana completes any registered public offering or any private investment in public equity (PIPE) financing transaction with institutional investors, pursuant to which it issues shares of its common stock for cash (a “Qualified Financing”). The promissory note is also subject to acceleration in the event of a change of control of the Buyer or Aratana or in the event of a payment default. In the event that the principal or interest under the promissory note are not paid when due, the interest rate of the note shall increase to 12% per annum. The Buyer’s payment obligations under the promissory note are subject to the Buyer’s right to offset up to €1.5 million of its payment obligations against indemnification claims against the Sellers under the Purchase Agreement.

The foregoing description of the terms of the promissory note is qualified in its entirety by reference to the provisions of the promissory note, which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

In connection with the acquisition of Okapi described above, on January 6, 2014, pursuant to the Purchase Agreement, Buyer agreed to pay €12 million on or prior to April 7, 2014, subject to mandatory prepayment in cash in the event of a Qualified Financing, provided that if not paid in cash by April 7, 2014, payment shall be made in the form of the Shares, subject to a maximum of 1,060,740 shares and a minimum of 707,160 shares. Aratana is jointly and severally liable with Buyer for this payment obligation under the terms of the Purchase Agreement.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities

In connection with the acquisition of Okapi described above, on January 6, 2014, Aratana agreed to issue the Shares to the former shareholders of Okapi on April 7, 2014 under the circumstances described in Item 1.01 above. Aratana agreed to file a registration statement with the Securities and Exchange Commission to register for resale any shares of common stock issued pursuant to the terms of the Purchase Agreement described in clause (iii) of Item 1.01 above.

The Shares would be issued in a transaction that is not registered under the Securities Act or any state securities laws. Aratana would rely on an exemption from the registration requirements of the Securities Act by virtue of Regulation S promulgated thereunder. The Shares may not be offered or sold in the United States absent registration or exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor any of the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock or other securities of Aratana.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 7.01.	Regulation FD Disclosure.

On January 6, 2014, Aratana issued a press release announcing its acquisition of Okapi and hosted a conference call to discuss such event. The press release also disclosed that stockholders of Aratana owning approximately 13 million shares of common stock extended the restricted period under their existing lock-up agreements through 5:00 p.m. Eastern Time on February 12, 2014. A copy of the press release is attached hereto as Exhibit 99.1 and a copy of the accompanying slides are attached hereto as Exhibit 99.2, and both are incorporated herein by reference.

Neither the information in the press release furnished herewith as Exhibit 99.1 nor the material contained in the related presentation materials furnished herewith as Exhibit 99.2 shall be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall either of them be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing. The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material information that is not otherwise publicly available.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of the Business Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(b) Pro Forma Financial Information

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(d) Exhibits

Exhibits 99.1 and 99.2 shall be deemed to be furnished, and not filed.

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated January 6, 2014, by and among Aratana Therapeutics, Inc., Wildcat Acquisition BVBA, the Sellers of Okapi Sciences NV listed on Annex A thereto and Thuja Capital Healthcare Fund BV, as the Sellers’ representative.

10.2	Promissory Note of Wildcat Acquisition BVBA, dated January 6, 2014.

99.1	Press Release of Aratana Therapeutics, Inc., dated January 6, 2014.

99.2	Presentation Materials of Aratana Therapeutics, Inc., dated January 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARATANA THERAPEUTICS, INC.

Date: January 6, 2014	By:	/s/ Steven St. Peter

Steven St. Peter
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated January 6, 2014, by and among Aratana Therapeutics, Inc., Wildcat Acquisition BVBA, the Sellers of Okapi Sciences NV listed on Annex A thereto and Thuja Capital Healthcare Fund BV, as the Sellers’ representative.

10.2	Promissory Note of Wildcat Acquisition BVBA, dated January 6, 2014.

99.1	Press Release of Aratana Therapeutics, Inc., dated January 6, 2014.

99.2	Presentation Materials of Aratana Therapeutics, Inc., dated January 6, 2014.